Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Co-Diagnostics, Inc.

Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 16, 2023, relating to the consolidated financial statements of Co-Diagnostics, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Haynie & Company
Salt Lake City, Utah

March 16, 2023